EXHIBIT 11

                         ROBERTSON-CECO CORPORATION
        COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (CONTINUED)
        -----------------------------------------------------------
                    (Thousands, except per share amounts)
                                (Unaudited)

                                             Three Months Ended             Nine Months Ended
                                                September 30                  September 30
                                             ------------------            ------------------
                                    1995      1994       1995      1994
                                  --------  --------   --------  --------
FULLY DILUTED:
 Fully diluted earnings (loss)
   from continuing operations. .            $ 4,754   $(10,493)  $ 6,745            $(17,363)
 Income from discontinued
    operations . . . . . . . . .      -      (4,880)     3,955    (2,603)
                                  -------  --------    -------  --------
   Total fully diluted earnings
     (loss)  . . . . . . . . . .  $ 4,754  $(15,373)   $10,700  $(19,966)
                                  =======  ========    =======  ========

 Average number of shares of
   common stock outstanding. . .   15,962    15,773     15,962    15,773
 Incremental shares to reflect
   dilutive effect of deferred
   compensation plan . . . . . .       77       -           77      -
                                  -------  --------    -------  --------
   Total shares. . . . . . . . .   16,039    15,773     16,039    15,773
                                  =======  ========    =======  ========

 Fully diluted earnings (loss)
   from continuing operations
   per common share. . . . . . .  $   .30  $   (.67)   $   .42  $  (1.10)
 Fully diluted income from
   discontinued operations . . .      -        (.30)       .25      (.17)
                                  -------  --------    -------  --------
   Fully diluted earnings
     (loss) per share. . . . . .  $   .30  $   (.97)   $   .67  $  (1.27)
                                  =======  ========    =======  ========
